UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2010

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 1, 2010, the Compensation Committee of the Board of Directors, under authority delegated by the Board of Directors, approved certain bonus arrangements in respect of senior executives’ 2009 performance, as well as certain base salary and bonus matters in respect of 2010.  In particular:

•                 The Compensation Committee approved 2009 bonuses for named executive officers (other than the CEO) on the basis of performance against previously disclosed key performance indicators.  Each such named executive officer was entitled to a maximum bonus of up to 60% of base salary for 2009.  Based on actual performance, each such named executive officer was awarded a bonus of between 78% and 100% of his or her maximum potential bonus.  Accordingly, such bonuses ranged from $120,000 to $180,000.  In addition, discretionary bonuses of between $30,000 and $50,000 were awarded to the Chief Content Officer and the Chief Russian Broadcasting Officer.

•                 The Compensation Committee approved 2010 base salaries for the named executive officers (other than the CEO).  The base salaries of two of the named executive officers remained unchanged.  The base salaries of three of the named executive officers (the Head of Organizational Development, HR and Administration, the Chief Strategy Officer and the Chief Russian Broadcasting Officer) were increased by between 10% and 14% over their respective 2009 base salaries.

•                 A bonus of RUR 9,387,880 (equal to 60% of 2009 base salary) was approved for the CEO, Anton Kudryashov, in connection with the achievement of key performance indicators in respect of 2009. The Committee approved such maximum bonus in light of Mr. Kudryashov’s overall contributions, notwithstanding the fact that the average audience share for the CTC Network was below the highest level target set out in Mr. Kudryashov’s target key performance indicators for 2009.  In addition, Mr. Kudryashov was awarded an additional discretionary bonus in the amount of $150,000.  Mr. Kudryashov’s 2010 base salary was set at $750,000 (payable in rubles).

•                 The Committee resolved that the named executive officers would be eligible for bonuses in respect of 2010 of up to 60% of base salary.  With respect to the CEO, any bonus would be determined on the basis of the achievement of specific key performance indicators, as set out below. With respect to named executive officers other than the CEO, of that total potential amount, 20% would be determined at the discretion of the CEO, and the remainder would be determined on the basis of the achievement of specific key performance indicators, as set out below:

Kudryashov, Anton, CEO

KPI	KPI weight

Corporate
OIBDA margin	20%
Total revenues	20%
CTC channel target audience share	25%

Functional
Technical penetration	10%

Projects
Sales function restructuring due to change of legislation	15%
Domashny target audience share	5%
DTV target audience share	5%

Podolsky, Boris, CFO

KPI	KPI weight

Corporate
OIBDA margin	30%
Total revenues	30%	30%
CTC channel target audience share	40%

Functional
Improvement of in-house legal and financial service	40%
Implementation of the adequate risk management process support function	30%	30%
Development and implementation of the automated management reporting dashboard system	30%

Projects
Domashny target audience share	15%
DTV target audience share	15%	40%
Implementation of new accounting system	70%

Murugov, Vyacheslav, Chief content officer

KPI	KPI weight

Corporate
OIBDA margin	30%
Total revenues net	30%	30%
CTC channel target audience share	40%

Functional
Domashny target audience share	30%
DTV target audience share	30%
Increase 20-44 demographic group audience share for CTC channel	30%	70%
Implementation of “New products development”, “Acquisitions of programs” processes	10%

Sinadski, Vyacheslav, Chief Strategy officer

KPI	KPI weight
Corporate
OIBDA margin	30%	30%
Total revenues net	30%
CTC channel target audience share	40%

Functional
Incremental increase of technical penetration resulting from regional acquisitions	25%	45%
Economic return on M&A activity	30%
Achievement of target performance by CTC-i	25%
Sales function restructuring due to change of legislation	20%

Projects
Domashny target audience share	40%	25%
DTV target audience share	40%
CTC-i: assessment of new markets (Israel, Germany, Baltics, Uzbekistan) in Q1 2010; international expansion	20%

Albrekht, Natalia, Head of Organizational Development, HR, Administration

KPI	KPI weight
Corporate
OIBDA margin, %	30%	30%
Total revenues, net	30%
CTC channel target audience share	40%

Functional
Full implementation of e-documents system	40%	45%
Development of corporate communications system	25%
Implementation of grades system in regions and CIS	35%

Projects
Relocation to new office According to budget; by the end of 2010	60%	25%
Domashny target audience share	20%
DTV target audience share	20%

Petrov, Sergey, Chief Russian broadcasting officer

KPI	KPI weight
Corporate
OIBDA margin	30%	30%
Total revenues, net	30%
CTC channel target audience share	40%

Functional
Technical penetration	50%	45%
OIBDA margin Station Group	50%

Projects
Domashny target audience share	20%	30%
DTV target audience share	20%
New broadcasting facility at Pravdy location	30%
Successful integration of regional acquisitions	30%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: February 5, 2010	By:	/s/ Boris Podolsky
Name: Boris Podolsky
Title: Chief Financial Officer